Exhibit 10.8

                         Co-location Services Agreement

This Co-location Services Agreement (the "Agreement") by and between:

                            **                          MIDNET CANADA INC.
                           "**"                            "Customer"

Address:   **                              Address:    300 - 1055 West Hastings
           Vancouver, BC **                            Vancouver, BC  V6E 2E9

Contact:   **                              Contact:    Kassandra Gehry
Telephone: **                              Telephone:  (604) 609-6188
Fax:       **                              Fax:        (604) 684-6024
Email:     **                              Email:      **

This Agreement (which includes and incorporates by reference Schedules "1" and "2" attached and any Service Agreement Addendums) sets forth the terms under which the parties agree that ** will provide certain services to Customer according to the following specifications:

The Term of this Agreement will commence five (5) days after the "Effective Date" from Schedule 1 or the day the Customer first installs equipment or circuits in the Space, whichever is first, and will continue thereafter for the Term specified in the Service Table, unless terminated by either party as permitted by this Agreement. This Agreement will automatically renew for consecutive one (1) year periods, unless one party notifies the other in writing at least forty-five (45) days prior to the end of the then-current term that it has elected to terminate the Agreement, in which case the Agreement will terminate at the end of such then-current term.

                          GENERAL TERMS AND CONDITIONS

1. Services. ** agrees to supply the Services in accordance with the terms of this Agreement. Customer agrees to receive the Services from ** in accordance with the terms of this Agreement.

2. Other Services. Upon written request by Customer, ** may at its option, provide Customer with technical and non-technical support, such as equipment reboots, troubleshooting, DNS and other support ("Other Services"), in connection with Customer's use of the Customer Space. Unless the parties agree otherwise, Customer will pay for such Other Services in accordance with the Technical Support Services section of this Agreement.

3.   Payment.
     3.1 Customer will pay ** the One-Time Install Fees and Recurring Monthly Fees specified in the Service Table, as well as any charges for Other Services and the cost (on an estimated or actual basis) of supplying electrical power to the Customer Space in excess of 15 amps for full and half cabinets, or 7.5 amps for quarter cabinets (the "Additional Power"). Upon 30 days or greater written notice prior to the end of the Term, ** may change any fees payable under this Agreement. Customer will pay all taxes levied against or upon the services stipulated in the Service Table (as amended by the parties from time to time) or otherwise provided by ** under this Agreement (not including taxes based on **'s income).

     3.2 All One-Time Install Fees will be payable in advance. All Recurring Monthly Fees will be payable monthly in advance. Charges for Other Services, which are not billed as Recurring Monthly Fees, will be payable monthly in arrears.

     3.3 Except for the First Payment shown in the Service Table, which must be paid by Customer to ** before commencement of the Term, all amounts will be payable on the 15th of the month in which an invoice is received, which invoices will be issued on the first day of each month. Customer will pay by pre-authorized payment to a Customer credit card, or by cheque of immediately available funds remitted to ** at the address set forth above.

     3.4 Any payment not made when due will be subject to interest of two percent (2%) per month compounded monthly (equivalent to a yearly interest rate of 26.86%).

4. Credits. Except as provided in the last sentence of this Section 4, if some or all of the Customer Space is not usable for a period exceeding one hour (the "Temporarily Unusable Customer Space"), Customer, if it notifies ** within five (5) days of such period, is entitled to a credit of the monthly recurring portion of the License Fees for such Temporarily Unusable Customer Space only, which credit will equal one seven hundred twentieth (1/720) of the monthly recurring portion of the License Fees for such Temporarily Unusable Customer Space for each hour that such space is unusable. This credit is Customer's sole and exclusive remedy for interruptions, suspensions, failures, defects, delays, impairments or inadequacies in any of the Services. Notwithstanding the foregoing, Customer will have no right to receive a credit if the Temporarily Unusable Customer Space, Customer will have no right to receive a credit if the Temporarily Unusable Customer Space is not


Co-location Services Agreement                                         **

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.

     usable because of (i) actions or omissions of Customer or any Sublicensee or other third-party; (ii) Customer's Equipment or the equipment of any Sublicensee or other third-party; or (iii) circumstances or events beyond **'s control.

5. Termination. Either party may terminate this Agreement on 30 days written notice, if the other party becomes the subject of any voluntary proceedings under any bankruptcy or insolvency laws, or becomes the subject of any involuntary proceedings under any bankruptcy or insolvency laws which are not dismissed or withdrawn within 60 days after filing. ** may terminate this Agreement on 30 days written notice if the Customer commits a material default (which will include without limitation any failure to make any payment when due) and fails to rectify such default within 10 days after being given notice of such default by the other party.

6. If Customer is in Default. If Customer is in default of any of its obligations under this Agreement, then ** may in its sole discretion do any or all of the following: (i) without notice suspend access to the Customer Space or the Premises, (ii) if Customer's default is non-payment of any sums due to **, exercise all the rights and remedies of a secured party under applicable law including, without limitation, with the minimum notice (if any) required by law, ** may seize the Equipment and sell the Equipment to third parties in satisfaction of any Customer indebtedness owing to ** as well as any costs (including reasonable legal fees) incurred by ** in exercising any remedy under this Agreement, and (iv) if ** terminates this Agreement in accordance with Section 4, after such termination is effective, remove the Equipment from the Customer Space, store the Equipment at another location at Customer's expense, and license the Customer Space to a third party.

7. Credit Authorization. Customer hereby authorizes ** and gives consent to ** under applicable privacy laws for ** to obtain credit information and bank and other financial references regarding Customer for the purposes of assessing Customer's credit worthiness, and Customer will promptly execute and deliver to ** such further documents and assurances and take such further actions as ** may from time to time reasonably request in order to carry out the intent and purpose of this Section.

8. Limitation of Liability. CUSTOMER ACKNOWLEDGES THAT ** PERMITS OTHER LICENSEES TO INSTALL THEIR EQUIPMENT IN THE PREMISES. ** WILL HAVE NO LIABILITY FOR ANY DAMAGES, COSTS, OR LOSSES INCURRED BY CUSTOMER (OR ITS CLIENTS) CAUSED BY SUCH OTHER LICENSEES' ACTS, EQUIPMENT, OR FAILURES TO ACT. THE LIMIT OF **'S LIABILITY IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR BY STATUTE OR OTHERWISE TO CUSTOMER (OR ITS CLIENTS) CONCERNING PERFORMANCE OR NON-PERFORMANCE IN ANY MANNER RELATED TO THIS AGREEMENT, FOR ANY AND ALL CLAIMS WILL NOT, IN THE AGGREGATE, EXCEED THE TOTAL FEES PAID BY CUSTOMER TO ** UNDER THIS AGREEMENT IN THE IMMEDIATELY PRECEDING 2 MONTHS FROM THE DATE THE CLAIM AROSE. IN NO EVENT WILL ** BE LIABLE FOR ANY LOST PROFITS, SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

9. Force Majeure. Neither party will be liable for any delay, interruption or failure in the performance of its obligations if caused by acts of God, war, declared or undeclared, fire, flood, storm, slide, earthquake, or other similar event beyond the control of the party affected ("Force Majeure"). If any Force Majeure occurs, the party claiming the Force Majeure will promptly notify the other. The party claiming the Force Majeure will use commercially reasonable efforts to eliminate or remedy the Force Majeure. This Section will not apply to excuse a failure to make any payment when due.

10. Reselling. Upon prior written approval of ** which will not be unreasonably withheld or delayed, Customer in the normal course of its business may resell to its clients use (subject to all the terms of this Agreement) of the Customer provided by ** to Customer pursuant to this Agreement, except that Customer will not allow such clients to interconnect with other users in the Premises. Such clients will be deemed to be Customer's contractors to the extent they or their representatives are present at the Premises. Customer will act as the single point of contact with ** with respect to Customer's clients. Customer will remain responsible for all fees or other costs under this Agreement incurred by Customer's clients, both with or without the consent of Customer. Customer either will cause such clients to be covered by Customer's insurance coverages as required by this Agreement or will cause such clients to obtain such insurance independently. Any act or omission of any such client that would be a breach of this Agreement if committed by Customer will be deemed a breach of this Agreement by Customer. Customer agrees to defend, indemnify and hold harmless **, and its officers, directors and employees (collectively, the "Indemnities"), from any and all liabilities, costs and expenses, including reasonable legal fees, related to or arising from (i) any act or omission of any such client that would be a breach of this Agreement if committed by Customer, and (ii) any claim by any such client arising from use of the Premises, services provided by ** under this Agreement or otherwise from performance or non-performance by a party in any manner related to this Agreement.

11.  Miscellaneous.
     11.1. NOTICES. Every notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing to the party at the address first set forth above for such party and will be deemed to have been delivered and given for all purposes (i) on the delivery date, if delivered personally; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, if sent by courier; (iii) upon completion of transmission, if sent via facsimile with a confirmation of successful transmission; and (iv) upon personal acknowledgement by the recipient, if sent by email.

     11.2. COMPLIANCE WITH LAWS. Customer will comply with all applicable laws, regulations, and ordinances.

     11.3. ASSIGNMENT. Customer may not assign this Agreement or any of its rights or obligations or the license hereunder, without the prior written consent of **.


Co-location Services Agreement                    2

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.

     11.4. SURVIVAL. The provisions set forth in Sections 3, 5, 7, 8, 9 (indemnity obligations only), 10, 21and 22 of this Agreement will survive termination or expiration of this Agreement.

     11.5. RESERVATION OF RIGHTS. ** reserves all rights not specifically granted herein.

     11.6. ENTIRE AGREEMENT. This Agreement, the Schedule and any Service Agreement Addendums constitute the entire agreement between the parties regarding the subject matter hereof and supersede all proposals and prior discussions and writings between the parties with respect thereto. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, ** MAKES NO REPRESENTATION, WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TITLE OR NON-INFRINGEMENT AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

     11.7. MODIFICATIONS. This Agreement may not be altered, amended or modified, except in writing signed by both parties.

     11.8. NO WAIVER. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

     11.9. SEVERABILITY AND REFORMATION. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion will be reformed to the minimum extent necessary in order for this Agreement to remain in effect in accordance with its terms as modified by such reformation.

     11.10. REMEDIES NOT EXCLUSIVE. The remedies available to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

     11.11. RELATIONSHIP. The relationship of ** to Customer will be that of an independent contractor, and neither ** nor any employee of ** will be deemed to be an agent or employee of Customer.

     11.12. CHOICE OF LAW AND ATTORNMENT. This Agreement will be governed and interpreted by the laws of the jurisdiction where the Premises are located, without regard to its conflicts of law provisions. The parties hereby irrevocably and unconditionally attorn to the non-exclusive jurisdiction of the courts of the jurisdiction where the Premises are located, and all courts competent to hear appeals therefrom.

     11.13. FURTHER ASSURANCES. Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

     11.14. LIENS AND ENCUMBRANCES. Customer (and its clients) will not have the power, authority or right to create and will not permit any lien or encumbrance, including without limitation, tax liens, mechanics' liens, builders liens or other license or encumbrances with respect to work performed, in connection with the Equipment or use of the Customer Space.

     11.15. LANGUAGE. This Agreement and all related documents have been drawn up in English at the mutual request of the parties hereto. La presente convention et tous documents y afferents ont ete rediges en anglais a la demande mutuelle des parties aux presentes.

                        CO-LOCATION TERMS AND CONDITIONS

12. Grant of License. Subject to the terms of this Agreement, ** hereby grants to Customer, as of the Effective Date, a nonexclusive license to install, operate, replace, remove and maintain communications equipment, cabling, connections, associated hardware and accessions (the "Equipment") in the Co-location Space specified in the Service Table (the "Customer Space"), in the Premises during the Term. The license granted in this Agreement is a license of space only, and does not create an ownership interest or property rights of any nature in **'s real or personal property.

13. Installation and Requirements. Customer will be responsible for the delivery and installation of the Equipment and the connection of the Equipment to telecommunications lines and power. Except with **'s prior written approval and subject to the terms of this Agreement, Customer may only install or remove Equipment upon reasonable prior written notice to ** and during business days between 8:00 a.m. and 5:00 p.m. Customer will only install or place Equipment in the Customer Space. ** reserves the right to approve of Customer's technicians and other contractors. During the Term of this Agreement, Customer will immediately notify ** of any space, power or other requirements associated with the installation or operation of the Equipment. ** will have no duty to monitor, maintain or care for the Equipment.

14. Floor Load. Licensee shall not place a load upon any floor of the Space which exceeds either the load per square foot which such floor was designed to carry or that which is allowed by law. ** reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.


Co-location Services Agreement                    3

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.

15. Maintenance and Use of Premises. Customer, at its own cost and expense, will protect, maintain and keep in good order the Customer Space and any Equipment in such space. Customer will ensure that neither Customer nor its employees, agents, contractors or invitees damage any part of the Premises or any property located in or about the Premises, or interfere, or allow the Equipment to constitute a hazard to or to interfere with, ** or any other user of the Premises or any equipment owned or used by ** or any other user of the Premises. Customer will not make any alterations or installations of any kind to the Premises without the prior written consent of **.

16. Immediate Threats. If, in the determination of **, acting reasonably, the Equipment poses an immediate threat to the physical integrity of the Premises or the physical integrity or performance of the equipment of ** or any other user of the Premises, or poses an immediate threat to the safety of any person, then ** may perform such work and take such other actions that it may consider necessary without prior notice to Customer and without liability for damage to the Equipment or for any interruption of Customer's (or its clients') businesses. As soon as practicable after performing such work, ** will advise Customer in writing of the work performed or the action taken.

17. Intervention. If any part of the Equipment is not placed and maintained in accordance with this Agreement, and Customer fails to correct the violation within 7 days after receipt of written notice thereof from **, then ** may, at its option, without further notice to Customer, correct the deficiency at Customer's expense without liability for damages to the Equipment or interruption of Customer's (or its clients') businesses. As soon as practicable thereafter, ** will advise Customer in writing of the work performed or action taken. Customer will immediately reimburse ** for all expenses reasonably incurred by ** associated with any work or action performed by ** with respect thereto.

18. Relocation. Customer will, at **'s expense, relocate the Equipment to other space within the Premises upon **'s written request and within 15 days of such request.

19. Periodic Inspections. ** reserves the right (upon reasonable prior notice to Customer) to make periodic inspections of any part of the Customer Space or Equipment; provided that Customer will have the right to have one or more of its employees or representatives present during any such inspection.

20. Insurance. Customer will maintain, at Customer's expense, during the Term of this Agreement for the Premises (i) Comprehensive General Liability Insurance protecting ** as an additional insured in an amount not less than one million dollars ($1,000,000.00) per occurrence for bodily injury or property damage, and (ii) Worker's Compensation coverage in an amount not less than that prescribed by statutory limits. Immediately upon commencement of the Term and thereafter upon **'s request, Customer will provide ** with certificates of insurance or other satisfactory evidence that the insurance required in this Section has been obtained. Under no circumstances will ** be obligated to provide insurance coverage for any Customer Equipment in the Premises.

21. Access. Subject to the terms of this Agreement and compliance with payment terms under Item 3.3, Customer will have unrestricted access to the Premises during the Term. Customer will cause its employees, agents, contractors or invitees who have access to the Premises to conform to all ** rules and regulations (as amended by ** from time to time). Failure to comply with the payment terms may result in denial of access as set forth in Item 5.

22. Co-location facility Rules and Regulations. ** may vary these rules and regulations from time to time in its sole discretion, and Customer will comply with all other reasonable security requirements that ** may impose from time to time, provided that Customer has been given 30 days notice in writing.

     22.1.All Customer employees, agents, contractors or invitees ("Customer
          Persons") having access to the Premises must be approved by **. Approval by ** does not release Customer from its responsibilities pursuant to this Agreement, nor by approving such Customer Persons does ** waive its right to be indemnified by Customer.

     22.2.Customer must provide ** with particulars, including a current photograph of each Customer Person, before that Customer Person is given access to the Premises

     22.3.No more than three Customer Persons will be authorized to have access to the Premises at any time.

23. Removal of Equipment. Upon termination or expiration of the Term of this Agreement, unless prohibited by ** as permitted by this Agreement, Customer will remove the Equipment from the Premises. Unless the Parties otherwise agree in writing, in the event the Equipment has not been removed within 5 days following the termination or expiration, ** will have the right to remove, relocate, or otherwise store the Equipment at Customer's expense without liability to Customer. If after 30 days of such storage by ** Customer has not retrieved the Equipment and paid any indebtedness owing to **, then ** may exercise all the rights and remedies of a secured party under applicable law including, without limitation, ** may sell the Equipment to third parties and use the proceeds of such sale to satisfy any such indebtedness as well as any costs (including reasonable legal fees) incurred by ** in exercising any remedy under this Agreement.

24. Security. As continuing security for the obligations of Customer to ** as set out in this Agreement, Customer hereby grants to ** a security interest in the Equipment of Customer now located or hereafter located in the Customer Space and all proceeds therefrom in the event of a disposition thereof in accordance with the terms of this Agreement.


Co-location Services Agreement                    4

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.

25. Ownership of Equipment. Customer represents and warrants that it either owns all Equipment or has all necessary rights to locate the Equipment in the Premises.

26. Consent to Video Monitoring. Customer acknowledges, agrees and hereby consents under applicable privacy laws that ** may monitor the Premises by way of closed circuit television or other monitoring device for the purposes of maintaining the safety and security of the Premises, any equipment in the Premises, and any persons using or present in the Premises from time to time.

                     TECHNICAL SUPPORT AND SERVICES PRICING

                        Technical Support (remote hands)
Technical Support  (8am - 5pm Mon - Fri)                $**                  **
Technical Support  (Outside Business Hours)             $**                  **

                                      Other
                                                     Install           Recurring

Cat 5 Drop                              **              **                 **
Fibre Drop                              **              **                 **
Fibre to the Meet me Room               **              **                 **
Extra Shelves                                           **                 **

Electricity                             **              **                 **
Additional Access Cards (key included)                  **                 **


By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Co-location and Bandwidth Services Agreement.

Agreed to by:

**                                          CUSTOMER

By: /s/ **                                  By:/s/ Kassandra Gehry
   -----------------------------------        ----------------------------------
(Signature)                                 (Signature)
**                                          Kassandra Gehry OR  Ruedi Aschwanden
--------------------------------------      ------------------------------------
(Name typed or printed)                     (Name typed or printed)
**                                          Director - Network Strategy  OR  CTO

--------------------------------------      ------------------------------------
(Title)                                     (Title)
June 23, 2004                               June 16, 2004
--------------------------------------      ------------------------------------
(Date)                                      (Date)


Co-location Services Agreement                    5

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.

                                  SCHEDULE "1"
                                  SERVICE TABLE



Company Name: Midnet Canada Inc.
Address: Suite 300-1055 West Hastings Street, Vancouver, BC V6E 2E9 General Company Number: (604) 609-6188
Fax Number: (604) 684-6024

Admin Contact (Name/Email/Phone): Kassandra Gehry/**
Technical Contact (Name/Email/Phone): Ruedi Aschwanden/**
Accounts Payable Contact (Name/Email/Phone): Kassandra Gehry/**

Co-location Services
Includes: 15 Amps power (7.5 for a quarter), 2 access cards, 2 keys Standard Cages: UPS included; Custom Cages: UPS customer supplied

                              Description              Qty      One-time Charges           Monthly Recurring
                              -----------              ---      ----------------           -----------------
Cage Type                  FULL CABINET                 **                         **                         **
                                                        --                         --                         --
Cat 5 drop/Fibre           Coaxial/Fibre conduit        **                         **
                                                        --                         --
Cable Install              Refer to attachment                                     **
                                                                                   --
Additional Access Cards
Other
                                                              Subtotal:           $**  Subtotal:             $**
                                                                                   --                         --
                                                              PST:                 **  PST:                  $**
                                                                                   --                         --
                                                              GST:                 **  GST:                 $ **
                                                                                   --                         --
                                                              TOTAL A             $**  TOTAL B:              $**
                                                                                   --                         --
                           Total A + Total B = first
                           month's payment due upon signing
                           of agreement                       First month's payment:   $**
                                                                                        --

        Premises: VANCOUVER - **
        Currency:  CAD
        Term: **
        Invoice (Circle one):  By email    By fax            By mail
        Customer's Scheduled Move-In Date ("Effective Date"): __________________


Special Instructions:
Customer will be receiving fibre and coaxial cable from another provider for transport/local loop type services.


Co-location Services Agreement                    6

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.

                                  SCHEDULE "2"
                                LIST OF EQUIPMENT

                         (To be filled out by Customer)

Cabinet Number    Equipment ID     Power (Kva)     Heat (BTU)    Weight (lbs)     Size (H x W x D)




                           Electrical Install Details:

Re:        **

Part 1:

     1) Supply and install 2 x 75' each of 24-fibre pre-manufactured singlemode cable complete with SC-SC connectors, from the neutral space to the NDP room.
     2) Supply and install 2 x 75' each of 24-fibre pre-manufactured multimode cable complete with SC-SC connectors, from the neutral space to the NDP room.
     3) Labour to install cabling, terminations in the patch panels and testing.

         Part 2:
     -   Four Nordx 2U fibre express 24/48 fibre panel          Materials Only
     -   Eight Nordx SC SM 12-port adapter strips               Materials Only
         Eight Nordx SC MM 12-port adapter strips               Materials Only


Co-location Services Agreement                    7

   ** The confidential portion has been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission.